   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               CAREDATA.COM, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------
              DELAWARE                                   58-2256400
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                         TWO PIEDMONT CENTER, SUITE 400
                            3565 PIEDMONT ROAD, N.E.
                           ATLANTA, GEORGIA 30305-1502
                                 (404) 364-6700
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                CAREDATA.COM, INC. 1998 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                                                            Copies to:
                THOMAS C. KUHN III                      NILS H. OKESON, ESQ.
                CAREDATA.COM, INC.                       ALSTON & BIRD LLP
          TWO PIEDMONT CENTER, SUITE 400                ONE ATLANTIC CENTER
             3565 PIEDMONT ROAD, N.E.                1201 WEST PEACHTREE STREET
            ATLANTA, GEORGIA 30305-1502                ATLANTA, GEORGIA 30309
                  (404) 364-6700                           (404) 881-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF SECURITIES         AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
      TO BE REGISTERED           REGISTERED(1)        SHARE(2)             PRICE(2)          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value      400,000             $0.50             $200,000.00             $52.80

=============================================================================================================

(1) An aggregate of 1,250,000 shares of Caredata.com, Inc. Common Stock are available for issuance under the Caredata.com, Inc. 1998 Long-Term Incentive Plan (the "Plan"). The Registrant has previously filed Registration Statements on Form S-8 with respect to 850,000 shares issuable under the Plan. This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Plan.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c).

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant's Registration Statements on Form S-8 with respect to the 1998 Long-Term Incentive Plan filed with the Securities and Exchange Commission on September 11, 1998 (File No. 333-63313) and June 22, 1999 (File No. 333-81301) are hereby incorporated by reference.

ITEM 8.  EXHIBITS.

         The exhibits included as part of this Registration Statement are as follows:

Exhibit No.                                      Exhibit
-----------                                      -------

    4.1           Certificate of Incorporation, as amended, of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, filed with the Commission on September 19, 1996,
                  Registration No. 333-12311).

  4.1.1           Certificate of Designation of Series 1998-A Preferred Stock
                  (incorporated by reference to Exhibit 3.1.1 of the Company's Current
                  Report on Form 8-K, filed with the Commission on April 13, 1998).

  4.1.2           Certificate of Designation, Preferences and Rights of Series A Junior
                  Participating Preferred Stock (incorporated by reference to Exhibit 4.1.2 of the Company's Registration Statement on Form S-8, filed with the
                  Commission on September 11, 1998, Registration No. 333-63313).

    4.2           Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the
                  Registrant's Annual Report on Form 10-K for the year ended December
                  31, 1997, filed with the Commission on March 31, 1998).

    5             Opinion of Alston & Bird LLP, counsel to Registrant, as to the legality of the securities being registered.

   23.1           Consent of Alston & Bird LLP (included in Exhibit 5).

   23.2           Consent of KPMG LLP.

   24             Power of attorney (see signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15th day of September 2000.

                                      CAREDATA.COM, INC.


                                      By:    /s/ Thomas C. Kuhn III
                                             -----------------------------------
                                             Thomas C. Kuhn III
                                             Executive Vice President and
                                             Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kenneth M. Goins, Jr., Thomas C. Kuhn III and Barry W. Burt, and each of them, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                 Title                              Date
            ---------                                 -----                              ----


     /s/ Kenneth M. Goins, Jr.              President, Chief Executive            September 15, 2000
----------------------------------             Officer and Director
       Kenneth M. Goins, Jr.              (Principal Executive Officer)


       /s/ Thomas C. Kuhn III              Executive Vice President and           September 15, 2000
----------------------------------           Chief Financial Officer
         Thomas C. Kuhn III              (Principal Financial Officer and
                                           Principal Accounting Officer)



        /s/ Michael J. Finn                   Chairman of the Board               September 15, 2000
----------------------------------
          Michael J. Finn


         /s/ Keith O. Cowan                          Director                     September 15, 2000
----------------------------------
           Keith O. Cowan


  /s/ William M. McClatchey, M.D.                    Director                     September 15, 2000
----------------------------------
    William M. McClatchey, M.D.


        /s/ Robert P. Pinkas                         Director                     September 15, 2000
----------------------------------
          Robert P. Pinkas